INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Ugly Duckling Corporation:


We consent to the incorporation by reference in the registration statements of Ugly Duckling Corporation and subsidiaries on Form S-3 (File No. 333-31531) filed as of July 18, 1997, as amended by pre-effective Amendment No. 1 to Form S-3 filed as of July 30, 1997 and Form S-3 (File No. 333-22237) filed as post-effective amendment No. 2 to Form S-1 as of July 18, 1997, of our report dated February 20, 2002, except for Note 17 to the consolidated financial statements, which is as of March 19, 2002, relating to the consolidated balance sheets of Ugly Duckling Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001, Annual Report on Form 10-K of Ugly Duckling Corporation and subsidiaries and to the reference to our firm under the heading "Selected Consolidated Financial Data" in the Form 10-K.

                                  /s/ KPMG LLP



Phoenix, Arizona
March 28, 2002